Exhibit 99.6

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if
you marked, signed and returned your proxy card.

:	INTERNET – www.eproxy.com/fto Use the Internet to vote your proxy until 12:00 p.m. noon (CT) on June 27, 2011.

(	PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. noon (CT) on June 27, 2011.

*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò Please detach here ò

é	The Board of Directors Recommends a Vote FOR Proposal 1 and FOR Proposal 2.	ù

Vote on Merger Agreement Proposal
1.	To approve the Agreement and Plan of Merger, dated as of February 21, 2011, by and among Holly Corporation, a Delaware corporation, North Acquisition, Inc., a Wyoming corporation and a wholly owned subsidiary of Holly Corporation, and Frontier Oil Corporation, as it may be amended from time to time.	☐	For	☐	Against	☐	Abstain

Vote on Adjournment Proposal
2.	To authorize the Frontier Oil Corporation board of directors, in its discretion, to adjourn the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve Proposal 1.	☐	For	☐	Against	☐	Abstain

In the discretion of the proxies, on such other business that may properly come before the special meeting or any adjournment or postponement of the special meeting by or at the direction of the board.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2, and, in the discretion of the proxies, with respect to such other business as may properly come before the special meeting or any postponement or adjournment thereof.

Address Change? Mark box, sign, and indicate changes below:	☐	Date

NOTE: Please sign, date and return your instructions promptly in the enclosed envelope. Sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian or other fiduciary, please give full title as such.

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FRONTIER OIL CORPORATION
SPECIAL MEETING OF SHAREHOLDERS
Tuesday, June 28, 2011
3:00 p.m.
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, TX 77002
Important notice regarding the Internet availability of proxy materials for the Special Meeting.
We are making this Notice and Joint Proxy Statement/Prospectus available on the following website:
http://investor.shareholder.com/fto/jointproxy.cfm

proxy

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS ON JUNE 28, 2011
The Special Meeting of Shareholders of Frontier Oil Corporation (the “Company”) will be held on June 28, 2011, at 3:00 p.m. local time, at Andrews Kurth LLP located at 600 Travis, Suite 4200, Houston, Texas 77002.
The undersigned, having received the notice and accompanying Joint Proxy Statement/Prospectus for said meeting, hereby constitutes and appoints Doug S. Aron and J. Currie Bechtol, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the Special Meeting scheduled to be held on June 28, 2011, or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of common stock of Frontier Oil Corporation which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.
The undersigned hereby revokes any and all previously submitted proxies to vote at the Special Meeting of Shareholders or any postponement or adjournment thereof.
See reverse for voting instructions.